Exhibit 10.4

AMENDMENT No. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Employment Agreement dated effective June 6, 2022 (the “Effective Date”) by and between CW Petroleum Corp, a Wyoming corporation (the “Company”), on the one hand, and Christopher Williams, an individual residing in Texas and CEO of the Company (the “Executive”), on the other hand. The Company and the Executive will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the Employment Agreement dated June 6, 2022 by and between the Company and the Executive (the “Agreement”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on June 6, 2022, the Company and the Executive entered into the Agreement; and

WHEREAS, the Parties wish to amend certain provisions regarding the Executive’s compensation.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Revised Equity Compensation. Pursuant to Section 9.1 of the Agreement, Section 3.3 of the Agreement is hereby amended, in its entirety, to read as follows:

3.3. Stock Options and Related Incentive Plans. During each calendar year of the Term, the Company shall grant the Executive an award consisting of restricted stock and/or stock options (both with reference to Company common stock) with an aggregate fair market value on the date of grant equal to One Hundred and Fifty Thousand Dollars ($150,000) (as reasonably determined by the Company) and such award shall be granted under the Company’s equity incentive plan existing at the time of any such grant (or a newly-adopted plan if no plan has sufficient authorized shares to accommodate the award). The Company may grant the Executive additional stock awards for shares of the Company’s common stock in such amounts and terms (including performance-based terms) as the Board (or designated committee therefore) deems appropriate, with the aggregate value of such grants expected not to exceed Two Hundred Thousand Dollars ($200,000) for the first year. In addition to the foregoing, the Executive shall be eligible to participate in the Company’s existing incentive programs and any additional or successor incentive plan or plans. Any grants made to the Executive pursuant to such plans shall provide for an expiration date consistent with the provisions of such plans; provided, however, that in no event shall any option remain exercisable beyond its stated expiration date.

2. No Other Changes. Except as extended hereby, the Agreement will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

4. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Agreement.

5. Incorporation by Reference. The terms of the Agreement, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

6. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

COMPANY:	CW Petroleum Corp

Date: July 27, 2022	By	/s/ Greg Roda
Greg Roda, Director

EXECUTIVE:

Date: July 27, 2022	By	/s/ Christopher Williams
Christopher Williams, an Individual

2

EXHIBIT A

Employment Agreement dated June 6, 2022

[See Attached]

3